Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

BY AND BETWEEN

THE REALTY ASSOCIATES FUND IX, L.P.

AND

BANC OF CALIFORNIA, NATIONAL ASSOCIATION

Date:	October 2, 2015

Property:	3 MacArthur Place (a/k/a 3 Imperial Promenade) Santa Ana, California

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (the “Agreement”) is made and entered into as of the 2nd day of October, 2015, by and between The Realty Associates Fund IX, L.P., a Delaware limited partnership (hereinafter referred to as “Seller”), and BANC OF CALIFORNIA, National Association (hereinafter referred to as “Purchaser”).

In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I.

Sale of Property

1.1 Sale of Property. Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser agrees to purchase from Seller, the following:

1.1.1 Land and Improvements. Those certain parcels of real property, more particularly described, on Exhibit A attached hereto and incorporated herein by reference thereto (the “Land”), together with all improvements located thereon (the “Improvements”).

1.1.2 Leases. All of Seller’s right, title and interest in and to all leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto (each, a “Lease” and collectively, the “Leases”, which may include the Approved New Leases, as that term is defined in Section 9.5 below), are hereafter referred to collectively as the “Leases” being more particularly described on Exhibit E attached hereto, and all prepaid rent attributable to the period following the Closing, and subject to Section 4.2.4 below, the security deposits and tenant letters of credit (as applicable) under such Leases (collectively, the “Leasehold Property”).

1.1.3 Real Property. All rights, privileges and easements appurtenant to Seller’s interest in the Land and the Improvements, if any, including, without limitation, all of Seller’s right, title and interest, if any, in and to all mineral and water rights and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances are sometimes collectively referred to herein as the “Real Property”).

1.1.4 Personal Property. All of Seller’s right, title and interest in and to all personal property (including equipment), if any, owned by Seller and located on the Real Property as of the date hereof, all inventory located on the Real Property on the date of Closing (hereinafter defined), and all fixtures (if any) owned by Seller and located on the Real Property as of the date hereof (the “Personal Property”).

1.1.5 Intangible Property. All of Seller’s right, title and interest in and to the following: all non-exclusive trademarks and trade names, if any, used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the “Trade Names”), together with the Seller’s interest, if any, in and to any service, equipment, supply and maintenance contracts (the “Existing Contracts”) (the Existing Contracts, together with any Approved Service Contract Amendment or Approved New Service Contract, as those terms are defined in Section 9.6 below, are collectively referred to as the “Contracts”) guarantees, licenses, approvals, certificates, permits and warranties relating to the property, to the extent assignable (collectively, the “Intangible Property”). The Real Property, the Leasehold Property, the Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the “Property”.

1.2 Excluded Property. It is hereby acknowledged by the parties that Seller shall not convey to Purchaser claims relating to any real property tax refunds or rebates for periods accruing prior to the Closing, existing insurance claims and any existing claims against tenants of the Property (“Excluded Property”), all of which such Excluded Property shall be reserved by Seller. As of the Effective Date of this Agreement, Seller stipulates that, except as otherwise disclosed in the Documents, there is no Excluded Property with respect to the Property.

ARTICLE II.

Purchase Price

2.1 Purchase Price. The purchase price for the Property shall be SEVENTY SEVEN MILLION AND NO/100 DOLLARS ($77,000,000.00) (the “Purchase Price”). The Purchase Price, as adjusted by all prorations as provided for herein, shall be paid to Seller by Purchaser at Closing, as herein defined, by wire transfer of immediately available federal funds.

ARTICLE III.

Deposit

3.1 Initial Deposit. Within one (1) business day after the Effective Date, as defined in Section 16.4 of this Agreement and as a condition precedent to the formation of this Agreement, Purchaser shall deposit SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) (the “Initial Deposit”) with Chicago Title Insurance Company, Suite 800, 2828 Routh Street, Dallas, Texas 75201, Attention: Ellen Schwab (the “Escrow Agent”) in immediately available federal funds, the receipt of which is hereby acknowledged by Escrow Agent’s execution hereof. If Purchaser shall fail to deposit the Initial Deposit within the time period provided for above, Seller may at any time prior to the deposit of the Initial Deposit, terminate this Agreement, in which case this Agreement shall be null and void ab initio and in such event Escrow Agent shall immediately deliver to Seller all copies of this Agreement in its possession and thereafter, neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement.

3.2 Additional Deposit. If Purchaser elects not to terminate this Agreement under Section 5.5, Purchaser shall, on or before the end of the Feasibility Period, deposit ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the “Additional Deposit”) with Escrow Agent in immediately available federal funds. If Purchaser shall fail to deposit the Additional Deposit within the time period provided for above, Seller may at any time prior to the deposit of the Additional Deposit, terminate this Agreement, in which case this Agreement shall be null and void ab initio and in such event Escrow Agent shall immediately deliver the Initial Deposit to Seller and thereafter, neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement. As used herein, the term “Deposit” means the Initial Deposit and the Additional Deposit, together with all interest accrued thereon. The Initial Deposit (and to the extent paid by Purchaser upon satisfaction of matters related to the Feasibility Period and title and Survey contingencies, the Additional Deposit) shall automatically become nonrefundable upon the expiration of the Feasibility Period (as defined in Section 5.1 below), unless Purchaser terminates (or is deemed to have terminated) this Agreement in accordance with the express provisions of this Agreement and Purchaser is entitled to the immediate return of the Initial Deposit (and to the extent paid by Purchaser upon satisfaction of matters related to the Feasibility Period and title and Survey contingencies, the Additional Deposit) in accordance with the express provisions of Section 5.5 of this Agreement. Upon such delivery of the Deposit to Purchaser, this Agreement shall terminate and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except for the Surviving Termination Obligations (as defined in Section 16.12 herein), which shall survive such termination.

3.3 Application of Deposit. If the Closing occurs, the Deposit shall be paid to Seller and credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be held and delivered as hereinafter provided.

3.4 Interest Bearing. The Deposit shall (i) be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by Purchaser and reasonably acceptable to Seller and (ii) include any interest earned thereon. To allow the interest bearing account to be opened, Purchaser’s and Seller’s tax identification or social security numbers are set forth below their signatures.

3.5 Escrow Agent. Escrow Agent is executing this Agreement to acknowledge Escrow Agent’s responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability of the performance or non-performance of Purchaser or Seller hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in ARTICLE XVI.

3.6 Independent Consideration. Within one (1) business day after the Effective Date, Purchaser shall pay to Seller (outside of Escrow) the sum of FIFTY AND NO/100 DOLLARS ($50.00), as “Independent Consideration” for the execution of this Agreement. Such Independent Consideration shall be nonrefundable and shall not be applied against the Purchase Price.

ARTICLE IV.

Closing, Prorations and Closing Costs

4.1 Closing. The closing of the purchase and sale of the Property shall occur on or before 10:00 a.m. Pacific Time on or before Wednesday, November 11, 2015 and shall be held through escrow at the offices of the Escrow Agent, or at such other place agreed to by Seller and Purchaser. “Closing” shall be deemed to have occurred when the Title Company has been instructed by both parties to release escrow and to record the Deed. Time is hereby made of the essence. The date of Closing is referred to in this Agreement as the “Closing Date.”

4.2 Prorations. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted in accordance with this Section 4.2. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 4.2 shall be prorated as of midnight of the day immediately preceding the Closing Date, with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

4.2.1 Taxes. Real estate and personal property taxes and special assessments, if any, shall be prorated as of the Closing Date and shall be made on the basis of a 365-day year. Seller shall pay all real estate and personal property taxes and special assessments attributable to the Property to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year and such proration shall be adjusted in cash between Seller and Purchaser upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs, differ from the amounts used in the Closing in accordance with the provisions of Section 4.2.5 hereof. All taxes imposed due to a change of use of the Property after the Closing Date shall be paid by the Purchaser. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

Purchaser acknowledges that Seller has filed (or may file) an appeal (the “Appeal”) with respect to real estate ad valorem or other similar property taxes applicable to the Property.

i. If such Appeal relates to any tax year prior to the Tax Year in which the Closing occurs, Seller shall be entitled, in Seller’s sole discretion, to continue to pursue such Appeal after the Closing Date, and, in the event that the Appeal is successful in reducing the amount of property taxes payable with respect to any such prior Tax Year, Seller shall be entitled to the full amount of any rebate, refund or reduction (collectively, a “Refund”) resulting from the Appeal. Seller shall not be obligated to continue to pursue any Appeal with respect to the Property, including, without limitation, any Appeal that relates to a tax year during or after the tax year in which Closing occurs. If Purchaser receives any refund of property taxes for a prior tax year, Purchaser promptly shall remit the same to Seller.

ii. If such Appeal relates to the tax year in which Closing occurs, then, prior to the Closing, Seller shall notify Purchaser whether Seller desires to continue to process the Appeal from and after the Closing Date. If Seller fails to notify Purchaser of its election to continue the Appeal, Seller will be deemed to have elected not to continue the Appeal from and after the Closing Date and the provisions of Section iv below shall apply.

iii. If Seller elects to continue the Appeal, then, from and after the Closing Date, Seller agrees that it may continue, at such Seller’s sole cost and expense, to reasonably process the Appeal to conclusion with the applicable taxing authority (including any further appeals which such Seller deems reasonable to pursue). In the event that the Appeal is successful in reducing the amount of property taxes payable with respect to the tax year in which Closing occurs, then Purchaser and Seller shall share any Refund on a pro rata basis (in accordance with the number of days in the tax year of Closing that each held title to the Property) after first reimbursing such Seller for its actual, reasonable and documented third-party costs (collectively, the “Third-Party Costs”) incurred in connection with the Appeal. If Third-Party Costs equal or exceed the amount of the Award, then Seller shall be entitled to the full amount of the Award.

iv. If Seller does not elect to continue the Appeal, then, from and after the Closing Date, Purchaser agrees that it may continue, at Purchaser’s sole cost and expense, to reasonably process the Appeal to conclusion with the applicable taxing authority (including any further appeals which Purchaser deems reasonable to pursue). In the event that the Appeal is successful in reducing the amount of property taxes payable with respect to the tax year in which Closing occurs, then Purchaser and the applicable Seller shall share any Refund on a pro rata basis (in accordance with the number of days in the tax year of Closing that each held title to the Property) after first reimbursing each of Purchaser and Seller for their respective Third-Party Costs incurred in connection with the Appeal. If Third-Party Costs equal or exceed the amount of the Award, then the Award shall be applied to such Third-Party Costs on a pro rata basis, with each of Purchaser and Seller receiving a portion of the Award equal to the product of (a) a fraction, the numerator of which is the respective party’s Third-Party Costs, and the denominator of which is the total of both parties’ Third-Party Costs, and (b) the amount of the Award.

4.2.2 Insurance. There shall be no proration of Seller’s insurance premiums or assignment of Seller’s insurance policies. Purchaser shall be obligated (at its own election) to obtain any insurance coverage deemed reasonably necessary or appropriate by Purchaser.

4.2.3 Utilities. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall attempt to have all utility meters read as of the Closing Date. Purchaser shall cause all utility services to be placed in Purchaser’s name as of the Closing Date. If permitted by the applicable utilities, all utility deposits in Seller’s name shall be assigned to Purchaser as of the Closing Date and Seller shall receive a credit therefor at Closing.

4.2.4 Rents. Rents (including, without limitation, estimated pass-through payments, payments for common area maintenance reconciliations and all additional charges payable by tenants under the Leases, (collectively, “Rents”)) collected by Seller prior to Closing shall be prorated as of the Closing Date on the basis the number of days in the calendar month in which the Closing Date occurs. To the extent there are any Rents owing to Seller as of the Closing which relate to periods of time prior to the Closing Date, but which have not actually been collected by Seller as of the Closing (“Delinquent Rents”), Purchaser shall not be obligated to pay to Seller (or give Seller a credit for), the amount of such Delinquent Rents on the Closing. All Rents which are received by Seller or Purchaser after the Closing Date shall be applied: first, to amounts due and owing to Seller and Purchaser respectively for the month in which the Closing occurs, second, to amounts due and owing to Purchaser for periods of time from and after the month in which the Closing occurs and third, to any other Delinquent Rents due to Seller for periods of time prior to the month in which the Closing occurs. Unless Purchaser elects in its sole discretion to pay Seller the applicable Delinquent Rents payable to Seller pursuant hereto, Purchaser may not waive any Delinquent Rents, nor modify a Lease so as to reduce any Delinquent Rents which are owed under such Lease, for any period in which Seller is entitled to receive such charges or amounts, without first obtaining Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller and Purchaser hereby agree to promptly remit to the other the amount of any Rents received and owing to each other pursuant to the provisions of this Section 4.2.4. Notwithstanding the foregoing, “true up” payments received from tenants attributable to a year-end reconciliation of actual and budgeted pass-through payments shall be allocated among Seller and Purchaser pro rata in accordance with their respective period of ownership as set forth in Section 4.2.5 below. Seller shall have the right, after Closing, to proceed against tenants for Rents allocable to the period of Seller’s ownership of the Property, including, without limitation, the right to collect (without eviction or termination of a Lease) the same from the tenants and/or third parties responsible for payment of such Delinquent Rents, which right shall include, without limitation, the right to file one or more claims or causes of action that are permitted pursuant to applicable law, but not a claim for eviction. Purchaser agrees that it shall use commercially reasonable efforts to collect all pass-through rents payable by tenants and any Delinquent Rents (provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing Delinquent Rents). The amount of any unapplied security deposits under the Leases held by Seller in cash at the time of Closing shall be credited against the Purchase Price; accordingly, Seller shall retain the actual cash deposits. Seller shall also transfer to Purchaser any security provided by a tenant under a Lease that is held in the form of letters of credit or other non-cash forms (the “Letters of Credit”) if the same are transferable, at Seller’s cost (including Seller’s payment of any third party transfer fees and expenses) to the extent the applicable Lease does not obligate tenant to pay for such costs, fees and expenses. If any of the Letters of Credit are not transferable, Seller shall request the tenants obligated under Letters of Credit to cause new letters of credit to be issued in favor of Purchaser in replacement thereof and in the event such a new letter of credit is not issued in favor of Purchaser by Closing, the parties will nonetheless proceed to the Closing and Purchaser shall diligently pursue such replacement after Closing and Seller shall take all reasonable action, as directed by Seller and at Seller’s expense, in connection with the presentment of such Letters of Credit for payment as permitted under the terms of the applicable Lease. In consideration of Seller’s foregoing agreement, Purchaser shall indemnify, defend and hold Seller harmless from any liability, damage, loss, cost or expense resulting from an alleged wrongful drawing by Purchaser upon any of the Letters of Credit after the Closing.

4.2.5 Calculations. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) day year. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (or as soon thereafter as may be practicable, with respect to common area maintenance and other additional rent charges (including pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under the Leases). Except as set forth in this Section 4.2, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of Section 4.2 shall survive the Closing.

4.2.6 Leasing Commissions and Leasing Costs. Seller shall be responsible for all leasing commissions and other leasing costs due and payable by the landlord with respect to Leases executed prior to the Effective Date (other than any renewal or expansion of any such Leases after the Effective Date). Purchaser shall be responsible for all leasing commissions and other leasing costs attributable to any Approved New Lease (as defined in Section 9.5 below), the renewal or expansion of any existing Lease approved by Purchaser in advance (but only to the extent required pursuant to the terms of Section 9.5 below) after the Effective Date and/or due and payable with respect to any existing Lease which arise, accrue and/or relate to any time period on or after the Closing Date. If Seller has, prior to the Closing, paid any leasing commissions or other leasing costs which are Purchaser’s responsibility hereunder, Seller will receive a credit for same from Purchaser at the Closing.

4.2.7 Prepaid Items. Any prepaid items, including, without limitation, fees for licenses which are transferred to the Purchaser at the Closing and annual permit and inspection fees shall be apportioned between the Seller and the Purchaser at the Closing.

4.2.8 Declaration Assessments. Any assessments and other charges paid by Seller under any private declaration affecting the Property shall be prorated between Seller and Purchaser at the Closing.

4.2.10 Contracts. All expenses accruing under, arising out of or relating to any of the Contracts (which includes any approved Existing Contract, Approved Service Contract Amendment or Approved New Service Contract, as those terms are defined in Section 1.1.5 above and in Section 9.6 below, respectively) to be assumed by Purchaser pursuant to this Agreement shall be prorated between Seller and Purchaser at the Closing, together with the amounts, if any, to be paid by Purchaser with respect to the Existing Contracts to be terminated at the Closing under Section 9.6.

4.3 Closing Costs. Seller shall pay the basic title premium for the Owner’s Policy; all State and County transfer taxes and the cost of the Existing Survey (as hereinafter defined). Purchaser shall pay the cost of any endorsements to the Owner’s Policy, any local transfer taxes, the cost of the updated Phase I report obtained by Seller and included in the Documents (as defined in Section 5.3) and the cost of the Survey and any update or other changes requested by Purchaser to the Survey, including the cost of any ALTA Table A items or other certifications. Purchaser shall also pay all costs associated with Purchaser’s due diligence, except as otherwise set forth herein. Each party shall be responsible for its own attorney’s fees. There are no City of Santa Ana transfer taxes, other than the portion thereof included in the County transfer taxes of $1.10/$1,000.

ARTICLE V.

Purchaser’s Right of Inspection; Feasibility Period

5.1 Right to Evaluate. Commencing on the Effective Date and continuing until 5:00 p.m. Pacific Time on Monday, October 12, 2015 (the “Feasibility Period”), Purchaser and its agents shall have the right during business hours (with reasonable advance notice to Seller and subject to the rights of the tenants in possession), at Purchaser’s sole cost and expense and at Purchaser’s and its agents’ sole risk, to perform inspections and tests of the Property and to perform such other analyses, inquiries and investigations as Purchaser shall deem necessary or appropriate; provided, however, that in no event shall (i) such inspections or tests unreasonably disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or (ii) Purchaser or its agents or representatives conduct any physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any part or portion thereof) including, without limitation, any ground borings or invasive testing of the Improvements (collectively, “Physical Testing”), without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. In the event Purchaser desires to conduct any such Physical Testing of the Property, then Purchaser shall submit to Seller, for Seller’s approval, a written detailed description of the scope and extent of the proposed Physical Testing, which approval may be given or withheld in Seller’s sole and absolute discretion. If Seller does not approve the Physical Testing or approves only a portion thereof, Purchaser may, at its option, by sending written notice to Seller, elect to, either (i) terminate this Agreement, or (ii) conduct during the Feasibility Period that portion of the Physical Testing approved by Seller, if any, or if Seller disapproves the entire proposed Physical Testing, affirmatively agree to forego any Physical Testing of the Property. In the event

Purchaser terminates this Agreement as aforesaid, the Deposit shall be immediately refunded to Purchaser from the Escrow Agent and this Agreement shall terminate and be of no further force and effect other than the Surviving Termination Obligations (as defined in Section 16.12 herein). In no event shall Seller be obligated as a condition of this transaction to perform or pay for any environmental remediation of the Property recommended by any such Physical Testing. After making such tests and inspections, Purchaser agrees to promptly restore the Improvements and surface of the Real Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement). Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests. Before the entry unto the Property by Purchaser or any of its agents, Purchaser must furnish Seller with a certificate of insurance, evidencing the above coverages, on ACORD Form 27 (and not ACORD Form 25-S), which certificate must provide that such insurance shall not be cancelled or changed until at least ten (10) days’ written notice is given to Seller. Seller shall have the right, in its discretion, to accompany Purchaser and/or its agents during any inspection (including, but not limited to, tenant interviews) provided Seller or its agents do not unreasonably interfere with Purchaser’s inspection.

5.2 Inspection Obligations and Indemnity. Purchaser and its agents and representatives shall: (a) not unreasonably disturb the tenants of the Improvements or interfere with their use of the Real Property pursuant to their respective Leases; (b) not interfere with the operation and maintenance of the Real Property; (c) not damage any part of the Property or any personal property owned or held by any tenant; (d) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant; (e) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (f) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (g) restore the Improvements and the surface of the Real Property to the condition in which the same was found before any such inspection or tests were undertaken; (h) not reveal or disclose any information obtained during the Feasibility Period concerning the Property to anyone outside Purchaser’s organization other than its agents, consultants, representatives, lenders, financial partners and their agents, consultants and representatives; (i) not contact or otherwise interview any tenant except in the presence of Seller or one of Seller’s representatives; and (j) not contact any Federal, State or local governmental authority concerning the Property, other than standard requests for zoning verification materials. Purchaser shall, at its sole cost and expense, comply with all applicable Federal, State and local laws, statutes, rules, regulations, ordinances or policies in conducting its inspection of the Property and Physical Testing. Purchaser shall, and does hereby agree to indemnify, defend and hold the Seller, its partners, officers, directors, employees, agents, attorneys and their respective successors and assigns (“Seller Exculpated Parties”), harmless from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including but not limited to attorneys’ fees) arising out of Purchaser’s or Purchaser’s agents’ actions taken in, on or about the Property in the exercise of the inspection right granted pursuant to Section 5.1, including, without limitation, (i) claims made by any tenant against Seller for Purchaser’s entry into such tenant’s premises or any interference with any tenant’s use or damage to its premises or property in connection with Purchaser’s review of the Property, and (ii) the breach of Purchaser’s obligations pursuant to this Section 5.2, but exclusive of any damages to the marketability of the Property resulting from any adverse tests or inspections obtained by Purchaser; provided, however, that Purchaser’s obligations under this Section 5.2 shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property that becomes evident during or from any inspection undertaken in compliance with the terms of this Agreement or claims that arise out of Seller or any Seller Exculpated Party’s negligence or willful misconduct. This Section 5.2 shall survive the Closing and/or any termination of this Agreement.

5.3 Seller Deliveries. Seller shall use its reasonable, good faith efforts to deliver to Purchaser or make available at the Property, at Seller’s option, all of the items specified on Exhibit B attached hereto (the “Documents”) to the extent such items are in Seller’s possession and control; provided, however, except as otherwise expressly set forth in Section 7.1 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in such documents, if any, relating to the Property. Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. Notwithstanding anything contained in the preceding sentence, Seller shall not deliver or make available to Purchaser Seller’s internal memoranda, attorney-client privileged materials, roof or other physical inspection reports, internal appraisals and economic evaluations of the Property, and reports regarding the Property prepared by Seller or its affiliates solely for internal use or for the information of the investors in Seller. Purchaser acknowledges that any and all of the Documents that are not otherwise known by or available to the public are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose such non-public Documents, or any of the provisions, terms or conditions thereof, to any party outside of Purchaser’s organization other than its agents, consultants, representatives, lenders and financial partners and their agents, consultants and representatives, or as required by all applicable Federal, State and local laws, statutes, rules, regulations, ordinances or policies. Purchaser shall return all of the Documents, on or before three (3) business days after the first to occur of (a) such time as Purchaser notifies Seller in writing that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason. This Section 5.3 shall survive any termination of this Agreement without limitation.

5.4 Independent Examination. Purchaser hereby acknowledges that it has been, or will have been given, prior to the termination of the Feasibility Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Purchaser deems necessary or appropriate in connection with the acquisition of the Property. Purchaser is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements of Seller (excluding the limited matters expressly represented by Seller in ARTICLE VII hereof) or of any officer, director, employee, agent or attorney of Seller with respect to acquiring the Property. Seller shall not be deemed to have represented or warranted the completeness or accuracy of any studies, investigations and reports heretofore or hereafter furnished to Purchaser. The provisions of this Section 5.4 shall survive Closing and/or termination of this Agreement.

5.5 Termination Right. In the event that Purchaser fails to provide Seller with written notice on or before the end of the Feasibility Period whether or not it desires to acquire the Property, for any reason or no reason whatsoever, then Purchaser shall be deemed to have elected to not purchase the Property and, subject to the Surviving Termination Obligations (as defined in Section 16.12 herein), this Agreement shall terminate, the Deposit shall be immediately delivered to Purchaser from the Escrow Agent without any further instruction by either party, and thereupon neither party shall have any further rights or obligations to the other hereunder. Except as expressly provided in this Agreement, Purchaser’s failure to provide such notice on or before the end of the Feasibility Period shall constitute Purchaser’s election herein-described termination right. This is an “all or none” transaction and Purchaser has no right to terminate this Agreement as to any part of the Property.

5.6 Copies of Reports. As additional consideration for the transaction contemplated herein, Purchaser agrees that it will provide to Seller, within five (5) days following a written request therefor, copies of any and all third (3rd) party reports, tests or studies relating to the Property in Purchaser’s possession, including but not limited to those involving environmental matters (all of which shall be provided to Seller without any representation or warranty, express or implied of any kind whatsoever), but specifically excluding any Purchaser’s work product, or any materials subject to the attorney-client privilege. Upon receipt of such written request from Seller, Purchaser shall provide Seller with copies of the invoices evidencing the costs incurred in connection with obtaining such reports, and Seller shall reimburse Purchaser for the cost of any report of which Seller elects to obtain copies within such five (5) day period. Notwithstanding any other provision of this Agreement to the contrary, Purchaser’s delivery of all such documentation, if requested by Seller, shall not be a condition precedent to Purchaser’s right to obtain disbursement of the Deposit upon termination of this Agreement. Notwithstanding any provision of this Agreement, no termination of this Agreement shall terminate Purchaser’s obligations pursuant to the foregoing sentence.

ARTICLE VI.

Title and Survey Matters

6.1 Title. Purchaser hereby acknowledges receipt of a title insurance commitment (the “Commitment”) for an Owner’s Policy of Title Insurance, issued by Chicago Title Insurance Company (the “Title Company”), covering the Real Property, together with legible copies of all documents of record referred to in the Commitment as exceptions to title to the Real Property (the “Title Documents”). Purchaser shall notify Seller within ten (10) days after the date Purchaser receives the Commitment, the Title Documents and the Survey but in no event later than the expiration of the Feasibility Period in writing of any title exceptions identified in the Commitment which Purchaser disapproves (“Unpermitted Title/Survey Matters”). Any exception shown in the Commitment as of the end of the Feasibility Period or otherwise not disapproved in writing within said time period shall be deemed approved by

Purchaser and shall constitute a “Permitted Exception” hereunder. Seller shall have five (5) business days following the receipt of any such notice in which to give Purchaser notice that Seller will either (a) endeavor to cause such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey or insured against by the Title Company in a manner reasonably satisfactory to Seller and Purchaser or (b) not endeavor to cause such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey or insured against by the Title Company. If Seller gives notice pursuant to clause (a) above, then Seller will endeavor to cause such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey, or endeavor to cause such Unpermitted Title/Survey Matter(s) to be insured against by the Title Company in a manner reasonably satisfactory to Seller and Purchaser prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date one or more times (but for not more than fifteen (15) days in the aggregate) in order to effectuate same); provided, however, if at Closing Seller has failed to cause any such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey, or insured against by the Title Company in a manner reasonably satisfactory to Seller and Purchaser, then Seller shall not be in default hereunder and Purchaser’s sole and absolute remedy shall be to terminate this Agreement at Closing (in which event the provisions of Section 5.5 of this Agreement shall apply to such termination). If Seller (I) fails to give any such notice within said five (5) business day period, or (II) gives notice pursuant to clause (b) above, then Purchaser shall give written notice to Seller within two (2) business days following the earlier of the expiration of such five (5) business day period or the giving of notice by Seller either (x) terminating this Agreement (in which event the provisions of Section 5.5 of this Agreement shall apply to such termination) or (y) waiving the right to terminate this Agreement as a result of any such Unpermitted Title/Survey Matter(s). If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (x) above within said two (2) business day period, then Purchaser shall be deemed to have elected under clause (x) above. If Purchaser elects under clause (y) above in accordance with the foregoing, then any Unpermitted Title/Survey Matters previously objected to by Purchaser shall become Permitted Exceptions. Notwithstanding any contrary time period to review, respond or object set forth herein, if Purchaser elects not to terminate this Agreement under Section 5.5, Purchaser will be deemed to have waived any objections to the Commitment, Title Documents or Survey which remain uncured as of the end of the Feasibility Period and such uncured title objections (other than those, if any, which Seller, in Seller’s sole discretion pursuant to this Section 6.1, agrees in writing prior to the end of the Feasibility Period to cure prior to Closing) shall be considered Permitted Exceptions. Purchaser and Seller hereby agree that (i) all non-delinquent property taxes and assessments, (ii) the rights of the tenants under the Leases and Approved New Leases (as defined in Section 9.5 below), (iii) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser and (iv) the exceptions to title identified on Exhibit D attached hereto that have been approved in writing by Purchaser, shall constitute “Permitted Exceptions”. Notwithstanding anything to the contrary, (i) any deed of trust liens created by Seller against the Property, (ii) any mechanic’s, materialman’s or similar liens arising from any work or improvements at the Property ordered or contracted for by, through or at the direction of Seller that encumber the Property (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees), (iii) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of Seller’s interest in the Property which are delinquent, (iv) any judgment of record against Seller or the Property in the County or other applicable jurisdiction in which the Property is located and (v) matters other than the foregoing, if any, that Seller affirmatively elects in its sole and absolute discretion in writing to cure or remedy and first appearing on any supplemental title reports or updates to the Commitment issued by Title Company after the Feasibility Period and arising by, through or under Seller, in each case whether or not timely objected, shall be Unpermitted Title/Survey Matters and shall be removed or terminated, as applicable, by Seller on or before Closing. Without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof. If Purchaser elects to terminate this Agreement, Purchaser shall be responsible for any title fees due Title Company as a result of the actions of Purchaser.

6.2 Survey. Seller has provided Purchaser with a copy of Seller’s existing survey of the Property (the “Existing Survey”). Purchaser shall have the right to request a new survey or an update to the Existing Survey (any such new or updated survey, the “Survey”) during the Feasibility Period. If the Survey discloses any matters which are unacceptable to Purchaser, in Purchaser’s sole and absolute discretion, Purchaser shall notify Seller in writing no later than the expiration of the Feasibility Period (such date being the “Title/Survey Objection Out Date”) as to any matters to which Purchaser shall object (any such exception being referred to herein as an “Unpermitted Title/Survey Matters”). Any matters revealed by the Commitment and/or Survey that are not objected to by Purchaser on or prior to the Title/Survey Objection Out Date shall be deemed “Permitted Title/Survey Exceptions” with respect to the Property. Seller shall have five (5) business days following the receipt of any such notice in which to give Purchaser notice that Seller will either (a) endeavor to cause such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey or insured against by the Title Company in a manner reasonably satisfactory to Seller and Purchaser or (b) not endeavor to cause such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey or insured against by the Title Company. If Seller gives notice pursuant to clause (a) above, then Seller will endeavor to cause such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey, or endeavor to cause such Unpermitted Title/Survey Matter(s) to be insured against by the Title Company in a manner reasonably satisfactory to Seller and Purchaser prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date one or more times (but for not more than fifteen (15) days in the aggregate) in order to effectuate same); provided, however, if at Closing Seller has failed to cause any such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey, or insured against by the Title Company in a manner reasonably satisfactory to Seller and Purchaser, then Seller shall not be in default hereunder and Purchaser’s sole and absolute remedy shall be to terminate this Agreement at Closing (in which event the provisions of Section 5.5 of this Agreement shall apply to such termination). If Seller (I) fails to give any such notice within said five (5) business day period, or (II) gives notice pursuant to clause (b) above, then Purchaser shall give written notice to Seller within two (2) business days following the earlier of the expiration of such five (5) business day period or the giving of notice by Seller either (x) terminating this Agreement (in which event the provisions of Section 5.5 of this Agreement shall apply to such termination) or (y) waiving the right to terminate this Agreement as a result of any such Unpermitted Title/Survey Matter(s). If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (x) above within said two (2) business day period, then Purchaser shall be deemed to have elected under clause (x) above. If Purchaser elects under clause (y) above in accordance with the foregoing, then any Unpermitted Title/Survey Matters previously objected to by Purchaser shall become “Permitted Exceptions” for the Property. Purchaser acknowledges that Seller shall have the right, but not the obligation, to deliver its notice under clause (a) or clause (b) above in its sole and absolute discretion subject to the provisions of Section 6.3 of this Agreement. Any survey matter shown on the Survey not disapproved in writing within said time period (or otherwise shown on the Survey as of the last day of the Feasibility Period) shall be deemed approved by Purchaser and shall constitute a Permitted Exception hereunder. Notwithstanding any contrary time period to review, respond or object set forth herein, if Purchaser elects not to terminate this Agreement under Section 5.5, Purchaser will be deemed to have waived any survey objections which remain uncured as of the end of the Feasibility Period and such uncured survey objections (other than those, if any, which Seller in Seller’s sole discretion pursuant to the terms of this Section 6.2 has agreed in writing prior to the end of the Feasibility Period to cure prior to Closing) shall be considered Permitted Exceptions. If Purchaser fails, for any or no reason, to obtain the Survey during the Feasibility Period, Purchaser will be deemed to have waived any requirement set forth in this Agreement regarding the Survey and all matters shown on the Existing Survey or which would be shown on a current survey of the Property had one been obtained, shall also be considered “Permitted Exceptions.”

6.3 Commitment and Survey Updates. Purchaser has the right to object to any title or survey matter which materially adversely affects the Property and arises after the end of the Feasibility Period and prior to the Closing. In connection with the foregoing, in the event that any update of the Commitment or the Survey delivered to Purchaser after the expiration of the Feasibility Period shows any new matters or conditions which are both (a) not included within the Commitment and not disclosed by the Survey, and (b) material and adverse to Purchaser in Purchaser’s good faith business judgment, Purchaser shall deliver notice (each such notice, a “Purchaser’s Title/Survey Update Notice”) thereof to Seller prior to the date that is the earlier of (i) the Closing Date or (ii) the date that is five (5) business days after Purchaser receives such update of the Commitment or the Survey (and if Purchaser fails to deliver such notice within such five (5) business days (or shorter) period, then Purchaser shall be deemed to have objected to such matters or conditions as Permitted Title/Survey Exceptions). Seller shall have three (3) business days following the receipt of any Purchaser’s Title/Survey Update Notice (and if the expiration of such three (3) business day period is after the Closing Date, then, at the option of Seller, the Closing shall be adjourned to the date three (3) business days after the expiration of such three (3) business day period) in which to give Purchaser notice (each such notice, a “Seller’s Title/Survey Update Response”) that Seller will either (a) endeavor to cause such new matter or condition to be deleted from the Commitment or Survey or insured against by the Title Company in a manner satisfactory to Purchaser, or (b) not endeavor to cause such new matter or condition to be deleted from the Commitment or Survey or insured against by the Title Company. If Seller gives Seller’s Title/Survey Update Response pursuant to clause (a), then Seller will endeavor to cause such new matter or condition to be deleted from the Commitment or Survey for the Real Property or insured against by the Title Company in a manner satisfactory to Purchaser, to occur on or prior to the Closing Date, as same may be adjourned pursuant to the foregoing provisions of this Section 6.3 (and Seller shall have the further right to adjourn the Closing Date one or more times (but for not more than fifteen (15)

days in the aggregate) in order to effectuate same); provided, however, if at Closing Seller has failed to cause any such Unpermitted Title/Survey Matter(s) to be deleted from the Commitment or Survey, or insured against by the Title Company in a manner satisfactory to Purchaser, then Seller shall not be in default hereunder and Purchaser’s sole and absolute remedy shall be to terminate this Agreement at Closing (in which event the provisions of Section 5.5 of this Agreement shall apply to such termination). If Seller (A) fails to give any Seller’s Title/Survey Update Response within said three (3) business day period, or (B) gives notice pursuant to clause (b), then Purchaser will deliver written notice to Seller on or before the earlier of (I) one (1) business day prior to the Closing Date (as same may be adjourned pursuant to the foregoing provisions of this Section 6.3) or (II) the date that is two (2) Business Days following the earlier of the expiration of such three (3) business day period or the delivery of the Seller’s Title/Survey Update Response either (x) terminating this Agreement (in which event the provisions of Section 5.5 of this Agreement shall apply to such termination) or (y) waiving the right to terminate this Agreement as a result of any such new matter or condition with respect to the applicable Property. If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (x) within said two (2) business day (or shorter) period, then Purchaser shall be deemed to have elected under clause (y) above. If Purchaser elects to waive the to terminate this Agreement pursuant to clause (y) above, then any new matter or condition previously objected to by Purchaser shall become Permitted Title/Survey Exceptions for the Property. Purchaser acknowledges that Seller shall have the right, but not the obligation, to deliver its notice under clause (a) or clause (b) above in its sole and absolute discretion subject to the provisions of this ARTICLE VI.

ARTICLE VII.

Representations and Warranties of the Seller

7.1 Seller’s Representations. Seller represents and warrants that the following matters are true and correct as of the Effective Date with respect to the Property and as a condition of Closing, these matters will be true and correct at Closing.

7.1.1 Authority. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. To the best of Seller’s knowledge, this Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and does not, to the best of Seller’s knowledge, violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject. All documents to be executed by Seller which are to be delivered at Closing, will (i) be duly authorized, executed and delivered by Seller, (ii) be legal, valid and binding obligations of Seller, and (iii) not violate, to the best of Seller’s knowledge, any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

7.1.2 Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

7.1.3 No Default. The execution and delivery of this Agreement, and consummation of the transaction described in this Agreement, will not constitute a default under any Contract, Lease, or agreement to which Seller is a party and relating to the Property.

7.1.4 No Suits. There is no action, suit or proceeding pending, or to Seller’s knowledge, threatened, against Seller and relating to or arising out of the ownership, management or operation of the Property, in any court or before or by and federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality.

7.1.5 Compliance with Laws. To the actual knowledge of Seller, and except as otherwise disclosed to Purchaser, Seller has not received any written notice from any governmental authority that the Property is in material violation of any applicable law, statute, code, ordinance, rule or regulation, including in respect of any environmental conditions caused by hazardous materials, except for such violations as have been cured prior to the Effective Date or are otherwise disclosed as part of Seller’s Environmental Reports (as defined in Section 8.6 below) or in any environmental report obtained by Purchaser prior to Closing.

7.1.6 Hazardous Materials. To the current actual conscious knowledge of Seller, except as disclosed by Seller to Purchaser on or before the expiration of the Feasibility Period, and except as disclosed in any documents or reports delivered by Seller to Purchaser or made available to Purchaser before the expiration of the Feasibility Period, Seller has not received written notice from any governmental authority on or before the Effective Date of the need of Seller to take any remedial or corrective action under any environmental laws with respect to any hazardous materials on or under the Property, which action has not been completed as of the Effective Date. As used in this Agreement, “environmental laws” means all present and future statutes, ordinances, orders, rules and regulations of all federal, state and local governmental agencies relating to the use, generation, manufacture, installation, release, discharge, storage, transportation or disposal of hazardous materials; and “hazardous materials” means petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, underground storage tanks or any chemical, material or substance now or hereafter defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste” or “toxic substances”, or words of similar import, under any environmental laws.

7.1.7 Correct Copies. The copies of the Leases and the Existing Contracts delivered or made available to Purchaser pursuant to Section 5.3 or as delivered by Seller pursuant to Section 10.2.7 below are, to the best of Seller’s knowledge, true, correct and complete copies of the same documents contained in Seller’s files and there are, to the best of Seller’s knowledge, no material inaccuracies in such Leases or Existing Contracts. The rent roll attached hereto as Schedule 7.1.7 and as required to be updated pursuant to Section 10.2.7 below (collectively, the “Rent Roll”) is the rent roll used by Seller in the ordinary course of Seller’s management and operation of the Property. As used in the provisions of this Section 7.1, “Leases” means the leases and agreements listed on the Rent Roll and any leases entered into by Seller after the Effective Date in accordance with this Agreement, including those as more particularly set forth in Section 9.5 below.

7.1.8 Conflict with Contracts. The execution and delivery of this Agreement does not, and the performance by Seller of its obligations hereunder does not and will not conflict with any provision of any of the Contracts (which as of the Closing Date shall include any Approved Service Contract Amendment or any Approved New Service Contract). To the best of Seller’s knowledge, all of the Existing Contracts relating to the ownership and operation of the Property are listed on Schedule 7.1.8 attached hereto and such list of Existing Contracts is true, correct and complete. Except as disclosed in the Documents, during the twelve (12) months prior to the Effective Date, Seller has not given to, or to Seller’s knowledge, received from, any other party to an Existing Contract any written notice of a default that has not been subsequently cured.

7.1.9 Leases. Except as disclosed in the Leases and the other Documents, to the best of Seller’s knowledge, (i) Seller has not granted any options or rights of first refusal or rights of first offer to any tenant under any Lease, and no tenant under any Lease has any rights or option to renew or extend the Lease term or to terminate the Lease, except as provided in its Lease; (ii) Seller has not received any advance payment of rent (other than for the current month) on account of any of the Leases except as shown on the Rent Roll (as the same shall be updated pursuant to Section 10.2.7 below); (iii) there are no written or oral leases or tenancies affecting the Property other than those listed in the Rent Roll (as the same shall be updated pursuant to Section 10.2.7 below); (iv) Seller, as landlord, has not received any written notice of default from any tenant under any Lease; and (v) no commissions to any broker are due or will become due on account of any of the Leases existing as of the date hereof.

7.1.10 Prohibited Persons and Transactions. Seller is not: (i) a country, territory, Person, organization, or entity named on any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC (an “OFAC List”), including: (1) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (2) the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by OFAC, and/or on any other similar list (“Other Lists”) maintained by OFAC pursuant to any authorizing statute, executive order or regulation, (3) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 (as amended and published in the Federal Register on January 16, 2015), or (4) a senior official of a major non-United States political party or a senior executive of a government-owned corporation not organized within the United (collectively, a “Senior Foreign Political Figure”), including, without limitation, any corporation, business or other entity that has been formed by or for the benefit of a Senior Foreign Political Figures.

7.1.11 Patriot Act. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 23, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any applicable Federal, State or local law, rule or regulation (each a “Law” and collectively, the

“Laws”) that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction described in this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transaction, directly or indirectly, on behalf of, and is not controlled by (with ownership of 20% of more of Seller’s voting securities being a presumptive control position) any such person, group, entity or nation. Neither Seller, nor any person that controls Seller, has its principal place of business or conducts the majority of its business operations (measured by revenue) in any nation described in the preceding sentence. Seller is not engaging in this transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by Law or that the transaction or this Agreement is or will be in violation of Law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

7.1.12 Bankruptcy or Debt of Seller. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

7.1.13 No Consents. No consent to the sale of the Property by Seller is required to be obtained from any person or entity, including, without limitation, any governmental agency or public administrative body. No consent to the sale of the Property by Seller is required to be obtained from any person or entity, including, without limitation, any governmental agency or public administrative body.

7.1.14. Employees/Management. There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property for which Buyer shall be responsible following the Closing. Seller is not a party to any management agreements which affect the Property and which will survive the Closing.

7.2 Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to the best of Seller’s knowledge”, “to the current, actual, conscious knowledge of Seller” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of James P. Raisides and Kendrick Leckband and Seller represents that the foregoing are those employees of TA Realty, LLC with the responsibility for overseeing the sale, management and operation of the Property. Such individuals have no personal liability under this Agreement or otherwise with respect to the Property.

7.3 Change in Representation/Waiver. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in this ARTICLE VII to the extent, prior to or at Closing, Purchaser shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty and that any of Seller’s representations or warranties were untrue when made or have become untrue, or if Seller has delivered or made available to Purchaser, or its agents and/or representatives information with respect to the Property at any time prior to the Closing Date, and such information is inconsistent with any of the representations and warranties herein and/or indicates that any such representations or warranties were not true or accurate when made; provided, however, if Purchaser determines prior to Closing that there is a breach of any of the representations and warranties made by Seller above, then Purchaser may, at its option, by sending to Seller written notice of its election either (i) terminate this Agreement or (ii) waive such breach and proceed to Closing, with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter, Purchaser shall be deemed to have knowledge of such misrepresentation, and Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the representation caused thereby. Purchaser’s sole remedy as a result such breach of the representation for the reasons set forth above shall be to terminate this Agreement and receive an immediate refund of the Deposit from the Escrow Agent, and neither Purchaser nor Seller shall thereafter have any other rights or remedies hereunder other than under Section 16.12 hereof. In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Purchaser, to the extent that, prior to the Closing, Purchaser discovers or learns of information (from whatever source, including, without limitation the property manager, the Tenant Estoppel Certificates (defined in Section 10.2.2 below), as a result of Purchaser’s due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller’s agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

7.4 Survival. The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, within one (1) year of the Closing Date and, if not commenced on or before such date, thereafter such representations and warranties shall be void and of no force or effect.

ARTICLE VIII.

Representations and Warranties of Purchaser

8.1 Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date.

8.1.1 Authority. Seller is a nationally chartered bank under a charter issued by the United States Office of the Comptroller. To the best of Purchaser’s knowledge, this Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. To the best of Purchaser’s knowledge, all documents to be executed by Purchaser which are to be delivered at Closing, at the time of Closing will be duly authorized, executed and delivered by Purchaser, at the time of Closing will be legal, valid and binding obligations of Purchaser, and at the time of Closing will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

8.1.2 Bankruptcy or Debt of Purchaser. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

8.1.3 ERISA Compliance. Purchaser has informed Seller and Purchaser hereby represents and warrants to Seller that Purchaser is not a “plan” nor a plan “fiduciary” nor an entity holding “plan assets” (as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended, and its applicable regulations as issued by the Department of Labor and the Internal Revenue Service, “ERISA”) nor an entity whose assets are deemed to be plan assets under ERISA and that Purchaser is acquiring the Property for Purchaser’s own personal account and that the Property shall not constitute plan assets subject to ERISA upon conveyance of the Property by Seller and the closing of this Agreement between Purchaser and Seller. Seller shall not have any obligation to close the transaction contemplated by this Agreement if the transaction for any reason constitutes a prohibited transaction under ERISA or if Purchaser’s representation is found to be false or misleading in any respect. The foregoing representation and warranty shall survive the Closing.

8.1.4 No Financing Contingency. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency, and no financing for this transaction shall be provided by Seller.

8.1.5 No Consents. No consent to the acquisition of the Property by Purchaser is required to be obtained from any person or entity, including, without limitation, any governmental agency or public administrative body.

8.1.6 Patriot Act. Neither Purchaser nor any person, group, entity or nation that Purchaser is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 23, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any applicable Laws that are enforced or administered by the Office of Foreign Assets Control, and Purchaser is not engaging in the transaction described in this Agreement, directly or indirectly, on behalf of, or instigating or facilitating such transaction, directly or indirectly, on behalf of, and is not controlled by (with ownership of 20% of more Purchaser’s voting securities being a presumptive control position) any such person, group, entity or nation. Neither Purchaser, nor any person that controls Purchaser, has its principal place of business or conducts the majority of its business operations (measured by revenue) in any nation described in the preceding sentence. Purchaser is not engaging in this transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by Law or that the transaction or this Agreement is or will be in violation of Law. Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

8.2 Purchaser’s Acknowledgment. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that, except as provided herein, Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, California Health and Safety Code Sections 25117 and 25316 and other applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement, and as a material inducement to the execution and delivery of this Agreement by Seller, the sale of the Property as provided for herein is made on an “as is, where is” condition and basis “with all faults.” Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement; that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver and that Purchaser has assets in excess of $5,000,000. Notwithstanding anything herein to the contrary, in no event shall Seller have any liability for any breach of a representation, warranty, covenant and/or indemnity set forth herein or in any of the closing documents in excess of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,250,000.00) in the aggregate for all claims, including court costs and reasonable attorneys’ fees for enforcement, in the aggregate. The provisions of this Section 8.2 shall survive Closing and/or termination of this Agreement.

8.3 Purchaser’s Release. Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, Seller’s investment manager, property manager, the partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any hazardous or regulated substance, (iv) the Property’s compliance with any applicable federal, state or local law, rule or regulation, or (v) any other aspect of the Property; provided, however, this release does not apply to Seller’s breach of any of the representations and warranties of Seller set forth in Article VII or any of its obligations under this Agreement which expressly survives the Closing. The terms and provisions of this Section 8.3 shall survive Closing and/or termination of this Agreement.

PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

PURCHASER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

/s/ SS

Purchaser’s Initials

8.4 Survival. The express representations and warranties made in this Agreement by Purchaser shall not merge into any instrument of conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of all such representations and warranties (except for the representation and warranty set forth in Section 8.1.3) shall be commenced, if at all, within one (1) year of the Closing Date and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The representation and warranty set forth in Section 8.1.3 hereof shall survive Closing and/or termination of this Agreement.

8.5 Natural Hazard Areas. Seller may, but is not obligated to, deliver to Purchaser a Natural Hazard Disclosure Statement (the “Statement”) in the form provided under California law. If Seller provides a Statement to Purchaser, the Statement will purport to disclose whether the Real Property is located in a special flood hazard area, a dam inundation failure area, a high fire severity area, a wildland fire area, an earthquake fault zone and/or a seismic hazard area (collectively, the “Natural Hazard Areas”). Purchaser represents and warrants to Seller as follows: (a) Purchaser and its agents are sophisticated investors in real estate and possess the expertise to assess whether the Real Property is located in any of the Natural Hazard Areas and the impact on Purchaser’s use, operation, development and enjoyment of the Real Property if the Real Property is located in any of the Natural Hazard Areas, (b) prior to the last day of the Feasibility Period, independent of the Statement, Purchaser shall have determined whether the Real Property is located in any of the Natural Hazard Areas and will have assessed the impact on Purchaser’s use, operation, development and enjoyment of the Real Property if the Real Property is located in any of the Natural Hazard Areas, and (c) Purchaser is not relying on the Statement (if one is delivered) in consummating the transactions contemplated hereby. If Seller delivers a Statement to Purchaser, Purchaser agrees that Seller shall have no liability to Purchaser for any errors or omissions in the Statement. Purchaser hereby waives any right it may have to receive a Statement from Seller and such waiver includes any right Purchaser may have to terminate this Agreement as a result of any such failure under California Civil Code Section 1103.3 or otherwise. Purchaser hereby releases Seller from any liability Seller may have to Purchaser as a result of Seller’s failure to deliver a Statement to Purchaser, including, without limitation, any damages recoverable under California Civil Code Section 1103.13. The representations, warranties and agreements set forth herein shall survive the consummation of the transactions contemplated hereby.

8.6 Section 25359.7 of Health and Safety Code. Section 25359.7 of the California Health and Safety Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a buyer of the real property. Purchaser acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain and/or review those certain environmental assessments and studies of the Property delivered to Purchaser pursuant to this Agreement (collectively, “Seller’s Environmental Reports”). Purchaser (a) acknowledges Purchaser’s receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; (b) will be, prior to the expiration of the Feasibility Period, fully aware of the matters described in the Seller’s Environmental Reports; and (c) after receiving advice of Purchaser’s legal counsel, waives any and all rights Purchaser may have to assert that Seller has not complied with the requirements of Section 25359.7 of the California Health and Safety Code. The representations, warranties and agreements set forth herein shall survive the consummation of the transactions contemplated hereby.

8.7 Energy Performance Disclosure Information. Section 25402.10 of the California Public Resources Code requires building owners to disclose the energy performance of certain non-residential buildings to a prospective buyer prior to the execution of a sales contract. Purchaser hereby acknowledges and agrees that, at least 24 hours prior to the execution of this Agreement, Seller disclosed to Purchaser, to the extent in Seller’s possession and control, the Energy Use Data, the ENERGY STAR® Score and Data Verification Checklist (as such terms are defined in Section 1681 of Title 20, Division 2, Chapter 4, Article 9 of the California Code of Regulations) for the Improvements (collectively, the “Energy Performance Disclosure Information”). Purchaser acknowledges and agrees that the Energy Performance Disclosure Information is for the current occupancy and use of the Improvements and that the energy profile of the Improvements will vary depending on future occupancy/use of the Improvements. Purchaser agrees that Seller shall have no liability to Purchaser for any errors or omissions in the Energy Performance Disclosure Information. If and to the extent not prohibited by applicable law, Purchaser hereby waives any right it may have to receive the Energy Performance Disclosure Information, including any right Purchaser may have to terminate this Agreement as a result of any such failure. Further, Purchaser hereby releases Seller from any liability Seller may have to Purchaser as a result of Seller’s failure to deliver the Energy Performance Disclosure Information to Purchaser prior to the execution of this Agreement. The terms of this Section 8.7 shall survive the Closing and any earlier termination of this Agreement.

ARTICLE IX.

Seller’s Interim Operating Covenants

9.1 Operations. Seller agrees to continue to operate, manage and maintain the Improvements through the Closing Date in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to ARTICLE XII of this Agreement, provided that the foregoing shall not have the effect of requiring Seller to make any repairs or replacements of a capital nature to the Property without first obtaining Purchaser’s consent, which consent may be withheld in Purchaser’s sole and absolute discretion.

9.2 Maintain Insurance. Seller agrees to maintain until the Closing Date fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property and the Improvements as of the Effective Date.

9.3 Personal Property. Seller agrees not to transfer or remove any Personal Property from the Improvements after the Effective Date except for repair or replacement thereof. Any items of Personal Property replaced after the Effective Date shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced.

9.4 No Sales. Except for the execution of tenant Leases pursuant to Section 9.5, Seller agrees that it shall not convey any interest in the Property to any third party.

9.5 Tenant Leases. Seller shall not, from and after the expiration of the Feasibility Period, (i) grant any consent or waive any material rights under the Leases, (ii) terminate any Lease, or (iii) enter into a new lease, modify an existing Lease or renew, extend or expand an existing Lease in each case without the prior written approval of Purchaser (an “Approved New Lease” and collectively, the “Approved New Leases”), which in each case shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed granted if Purchaser fails to respond to a request for approval within ten (10) business days after receipt of the request therefor together with a summary of lease terms and credit information of the proposed tenant. In the event that Seller shall enter into, modify, renew, grant concessions or terminate a Lease prior to the expiration of the Feasibility Period, it shall promptly notify Purchaser in writing thereof and shall include a copy of such document entered into by Seller by the date which is the earlier of (i) within three (3) days of such occurrence or (ii) the expiration of the Feasibility Period.

9.6 Contracts. Purchaser acknowledges that Seller has disclosed to it that the Property is subject to those certain Existing Contracts relating to the management, maintenance and/or operation of the Property set forth on Schedule 7.1.8 attached hereto and made a part hereof, as applicable. In the event that Purchaser objects to any Existing Contract(s), Purchaser shall provide written notice to Seller of such objection prior to the expiration of the Feasibility Period, and in such a case, Seller shall deliver a termination notice with respect to such objected to Existing Contract(s) at the Closing (and, in such event, Purchaser shall be responsible for any monthly charges due under such objected to Existing Contracts from and after the Closing until the effective date of termination); provided, however, that Seller shall not be obligated to terminate, and Purchaser shall be required to assume, at Closing any Existing Contracts that are not terminable upon not more than thirty (30) days prior written notice and/or without premium or penalty (any Existing Contract which Purchaser does not object to or is otherwise required to assume is referred to herein as an “Approved Existing Contract”). Except as set forth in the immediately preceding sentence, at Closing, Seller shall assign to Purchaser and Purchaser shall assume all assignable Service Contracts with respect to the Property – it being agreed, however, that Purchaser has no obligation to assume any Service Contracts which were not either listed on Schedule 7.1.8 or otherwise approved by Purchaser as provided below. From and after the last day of the Feasibility Period through the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof, in the event that Seller desires to enter into (i) any amendment, modification, renewal or extension of any Contract (a “Proposed Service Contract Amendment”), or (ii) any new Contract (a “Proposed New Service Contract”), Seller shall deliver written notice to Purchaser requesting Purchaser’s consent to such Proposed Service Contract Amendment or Proposed New Service Contract. Within five (5) business days after Seller delivers such request to Purchaser, Purchaser shall deliver written notice to Seller approving or disapproving, in Purchaser’s sole discretion, such Proposed Service Contract Amendment or Proposed New Service Contract (and if Purchaser disapproves any such Proposed Service Contract Amendment or Proposed New Service Contract, Purchaser shall specify in such notice the reasons for such disapproval). In the event that Purchaser fails to deliver notice disapproving a Proposed Service Contract Amendment or Proposed New Service Contract within the five (5) business day period set forth above, Purchaser shall be deemed to have disapproved such Proposed Service Contract Amendment or Proposed New Service Contract. If Purchaser shall approve a Proposed Service Contract Amendment or Proposed New Service Contract, then Seller shall have the right to execute such Proposed Service Contract Amendment or Proposed New Service Contract and upon such execution and delivery, the same shall be deemed to be an “Approved Service Contract Amendment” or “Approved New Service Contract”, as the case may be, for purposes of this Agreement. If Purchaser shall disapprove a Proposed Service Contract Amendment or Proposed New Service Contract in accordance with the foregoing standards, then Seller shall not enter into such Proposed Service Contract Amendment or Proposed New Service Contract, as applicable. Notwithstanding the foregoing, Seller shall have the right, without the necessity of obtaining the approval of Purchaser, to execute any amendment, modification, renewal or extension of an Contract and any new Contract if and to the extent that such amendment, modification, renewal or extension of a Contract or such new Contract will not be binding upon Purchaser after the Closing Date or (b) if such amendment, modification, renewal or extension of a Contract pertains to a Contract that is, or such Contract is, terminable by Purchaser on not more than thirty (30) days’ notice without penalty and same shall be deemed to be an “Approved Service Contract Amendment” or “Approved New Service Contract,” as the case may be, for purposes of this Agreement.

ARTICLE X.

Closing Conditions

10.1 Conditions to Obligations of Seller. The obligations of Seller under this Agreement to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date except to the extent that any of such conditions may be waived by Seller in writing at Closing (and the failure of which shall entitle Seller to terminate this Agreement, whereupon neither party shall have any further liability or obligation hereunder, except for the Surviving Obligations, unless the failure of such condition precedent also constitutes a default by Purchaser, in which event Seller may pursue its remedies for a default by Purchaser as provided in Section 13.2 of this Agreement).

10.1.1 Representations, Warranties and Covenants of Purchaser. All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date and Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to the Closing Date.

10.2 Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at Closing (and the failure of which shall entitle Purchaser to terminate this Agreement and receive an immediate refund of the Deposit from the Escrow Agent, whereupon neither party shall have any further liability or obligation hereunder, except for the Surviving Obligations, unless the failure of such condition precedent also constitutes a default by Seller, in which event

Purchaser may pursue its remedies for a default by Seller as provided in Section 13.1 of this Agreement).

10.2.1 Representations, Warranties and Covenants of Seller. All representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date and Seller shall have performed and complied in all material respects with all covenants and agreement required by this Agreement to be performed or complied with by Seller prior to the Closing Date. Notwithstanding the foregoing, no change in circumstances or status of the tenants (e.g., defaults, bankruptcies or other adverse matters relating to such tenant) occurring after the end of the Feasibility Period, shall permit Purchaser to terminate this Agreement or constitute grounds for Purchaser’s failure to close in accordance with the terms hereof.

10.2.2 Tenant Estoppels. Purchaser shall have received a tenant estoppel certificate (each, a “Tenant Estoppel Certificate” and collectively, the “Tenant Estoppel Certificates”) substantially in the form attached hereto as Exhibit C (or, if different, the form and content required under the applicable Lease) from (a) the following tenants (collectively, the “Major Tenants”): Pacific Union Financial, Suite 400 and Suite 500, Archstone Smith, Suite 600, Lehman Millet, Suite 700, The Planning Center, Suite 1100, Aitken, Aitkin & Cohn, Suite 800 and ProMark Financial, Suite 920; and (b) such other tenants which, together with the Major Tenants, occupy at least seventy percent (70%) of the leased rentable square footage of the Property (“Required Estoppel Amount”); provided, however, if Purchaser has not notified Seller in writing of the failure of the conditions set forth in this Section 10.2.2 prior to 5:00 p.m. Pacific Time on that day that is five (5) business days prior to Closing, these conditions shall be deemed satisfied. Notwithstanding the foregoing, at Seller’s sole option, Seller may extend the Closing Date for up to an additional thirty (30) days in order to satisfy the foregoing requirement in which event Seller shall deliver notice of such extension to Purchaser not less than one (1) day prior to the then existing Closing Date. In order to be treated as a delivered Tenant Estoppel Certificate for purposes of this Section 10.2.2, the Tenant Estoppel Certificate delivered by a tenant shall be dated no earlier than the Effective Date. In no event shall Seller be obligated to deliver updates to any of the Tenant Estoppel Certificates. Seller will deliver Purchaser copies of the signed Tenant Estoppel Certificates promptly following Seller’s receipt and, if Purchaser fails to deliver a written objection notice to Seller within three (3) business days following the date of delivery, such signed Tenant Estoppel Certificates will be deemed approved by Purchaser. Purchaser acknowledges that the tenants may use their own form of Tenant Estoppel Certificate or may modify the form attached hereto and Purchaser agrees to accept such substitute or modified Tenant Estoppel Certificate as long as same is consistent with the applicable Lease. Seller shall not be in default for failure to deliver any required Tenant Estoppel Certificate, it being agreed that Purchaser’s sole remedy for such failure shall be to terminate this Agreement and receive an immediate refund of the Deposit from the Escrow Agent. A Tenant Estoppel Certificate that discloses (1) a material default by a tenant or Seller as landlord under the applicable Lease, (2) any material adverse document or term constituting part of the Lease, (3) any material claim or right to set off against Seller as landlord in favor of a tenant which, in each case, was not disclosed by Seller or otherwise known to Purchaser prior to the expiration of the Feasibility Period, or (4) contains economic lease information that is inconsistent with that shown on the Rent Roll or in the tenant files for the Lease, shall not be deemed to be the delivery of a Tenant Estoppel Certificate for purposes of this Section 10.2.2; provided, however, that the provisions in the following sentences shall apply with respect to any Seller default under a Lease which is disclosed by such Tenant Estoppel Certificate and (z) the provisions of ARTICLE VII shall apply with respect to any materially untrue Seller’s Representations disclosed by such Tenant Estoppel Certificate. If a Tenant Estoppel Certificate delivered by a tenant discloses a default by Seller under such tenant’s Lease, then Seller shall have the right, at Seller’s sole option, to either (i) cure such default prior to Closing (and Seller shall be entitled to adjourn the Closing one or more times (but for not more than fifteen (15) days in the aggregate) to effectuate such cure), (ii) grant Purchaser a credit against the Purchase Price in the amount reasonably necessary to effectuate such cure as reasonably determined by Seller, or (iii) notify Purchaser that Seller does not intend to cure such default or grant Purchaser such credit against the Purchase Price. If Seller acts under item (i) of the foregoing sentence, then Seller shall endeavor to cure the applicable default by Seller prior to Closing, provided that if Seller is unable to cause such default to be corrected at or prior to Closing, then Purchaser’s sole remedy shall be to terminate this Agreement, in which event the provisions of Section 5.5 of this Agreement shall apply to such termination. If Seller acts under item (ii) of the sentence prior to the foregoing sentence, then Seller will grant Purchaser the credit at Closing required under clause (ii) above. If Seller acts under item (iii) above, then Purchaser shall, on or before the earlier of two (2) business days after Purchaser receives notice from Seller pursuant to such item (iii) or one (1) business day prior to the Closing Date, deliver notice to Seller stating either (A) that Purchaser elects to proceed to the Closing without abatement of the Purchase Price and without further obligation of Seller in respect of such Tenant Estoppel Certificate or (B) that Purchaser elects to terminate this Agreement, in which event the provisions of Section 5.5 of this Agreement shall apply to such termination.

10.2.3 Title Policy. Upon recordation of the Deed and payment of the title insurance premiums, the Title Company shall be prepared to issue to Purchaser an Owner’s Policy of Title Insurance.

10.2.5 Possession of the Property. Delivery by Seller of possession of the Property, subject to the Permitted Exceptions and the rights of tenants under the Leases and Approved New Leases.

10.2.7 Rent Roll. Seller shall deliver an updated Rent Roll to Purchaser not later than three (3) business days prior to the Closing Date, which shall be consistent in form with the information provided in the Rent Roll provided to Purchaser as a part of the Documents delivered by Seller in accordance with the provisions of this Agreement.

ARTICLE XI.

Closing

11.1 Purchaser’s Closing Obligations. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller at Closing the following:

11.1.1 The Purchase Price, after all adjustments are made at the Closing as herein provided, by wire transfer or other immediately available federal funds, which amount shall be received in escrow by the Title Company at or before 11:00 a.m. Pacific Standard Time.

11.1.2 A blanket conveyance and bill of sale, substantially in the form attached hereto as Exhibit G (the “General Assignment”), duly executed by Purchaser, conveying and assigning to Purchaser the Personal Property, the Contracts, the records and plans, and the Intangible Property.

11.1.3 Written notice executed by Purchaser and addressed to the tenants, (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the Rent Roll, and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefore, substantially in the form attached hereto as Exhibit H.

11.1.4 Evidence reasonably satisfactory to Seller and the Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power and authority to do so.

11.1.5 A closing statement duly executed by Purchaser setting forth the Purchase Price and any adjustments thereto.

11.1.6 Receipt of the Tenant Estoppel Certificates from the Major Tenants in accordance with the provisions set forth in Section 10.2.2 above.

11.1.7 Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

11.2 Seller’s Closing Obligations. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

11.2.1 A grant deed (the “Deed”) in recordable form duly executed and acknowledged by Seller conveying to Purchaser the Land and Improvements described on Exhibit A in fee simple, subject only to the Permitted Exceptions, substantially in the form attached hereto as Exhibit F.

11.2.2 The General Assignment, duly executed by Seller, conveying and assigning to Purchaser the Personal Property, the Contracts, the records and plans, and the Intangible Property.

11.2.3 Written notice executed by Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits (or any letters of credit, as the case may be) identified in the Rent Roll, and (iii) indicating that rent should thereafter be paid to Purchaser, substantially in the form attached hereto as Exhibit H.

11.2.4 Evidence reasonably satisfactory to Purchaser and the Title Company that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so.

11.2.5 A certificate duly executed by Seller substantially in the form attached hereto as Exhibit I (“Non-foreign Entity Certification”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

11.2.6 The following items, to the extent in Seller’s possession: (i) all keys for all entrance door and spaces which may be locked (whether occupied or not) in the Improvements; and (ii) all original (to the extent available, otherwise copies of) Leases, Contracts, permits, books, records, tenant files, tenant database, operating reports, plains and specifications and other materials reasonably necessary to the continuity of operation of the Property – the foregoing items may be delivered at the Property and not at the Closing.

11.2.7 A closing statement duly executed by Seller setting forth the Purchase Price and any adjustments thereto.

11.2.8 A California Form 593-C duly executed by Seller, as and to the extent prescribed by California law.

11.2.9 If not already delivered, an updated Rent Roll pursuant to the provisions of Section 10.2.7 above.

11.2.10 A signed title affidavit, or at Seller’s option, an indemnity, as applicable and required by the Title Company, in the form reasonably acceptable to Seller to enable the Title Company to delete the standard exceptions to the Owner’s Policy of Title Insurance set forth in this Agreement (other than any matters constituting any Permitted Exceptions) to be issued pursuant to the Commitment, together with a commercially reasonable gap indemnity in order to enable Purchaser to fund the balance of the Purchase Price funds by 10:00 a.m. Pacific Time on the Closing Date in accordance herewith and a same-day Closing Date.

11.2.11 Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

ARTICLE XII.

Risk of Loss

12.1 Condemnation and Casualty. If, prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is “Material” (as hereinafter defined), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice, or the Closing Date, whichever is earlier. If this Agreement is terminated, the Deposit shall be immediately returned to Purchaser from the Escrow Agent and thereafter neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder except with respect to the Surviving Termination Obligations. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds and the insurance deductible or condemnation proceeds, as applicable, net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty or condemnation including any rent abatement insurance for such casualty or condemnation and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price.

12.2 Condemnation Not Material. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller’s reasonable costs and expenses incurred in collecting any award, Seller shall assign, without recourse, all remaining awards or any rights to collect awards to Purchaser on the Closing Date.

12.3 Casualty Not Material. If the Casualty is not Material, then the Closing shall occur without abatement of the Purchase Price and Seller shall not be obligated to repair such damage or destruction and Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds and the insurance deductible net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty including any rent abatement insurance for such casualty.

12.4 Materiality. For purposes of this ARTICLE XII (i) with respect to a taking by eminent domain, the term “Material” shall mean any taking whatsoever, regardless of the amount of the award or the amount of the Property taken, excluding, however, any taking solely of (x) subsurface rights or takings for utility easements or right of way easements, if the surface of the Property, after such taking, may be used in the same manner, as reasonably determined by Purchaser, as though such rights had not been taken, or (y) one lease of less than 10% of the rentable square feet for a term of less than five years, and (ii) with respect to a casualty, the term “Material” shall mean any casualty such that the cost of repairs are greater than five percent (5%) of the Purchase Price.

ARTICLE XIII.

Default

13.1 Default by Seller. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to (i) terminate this Agreement and receive the Deposit from the Escrow Agent, and in such event Seller shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations or (ii) enforce specific performance of Seller’s obligation to convey the Property, without adjustment to, or credit against, the Purchase Price; provided, however, if Seller’s default hereunder makes specific performance of the Agreement unavailable (i.e., not merely impracticable or inconvenient) because Seller intentionally sold or conveyed the Property to anyone other than Purchaser (or its permitted assignee) prior to Closing in breach of this Agreement then, in addition to the return of the Deposit, Seller shall pay Purchaser, as Purchaser’s sole and exclusive remedy, a break-up fee equal $750,000, it being understood that Purchaser waives any right to any other fees, costs or damages. Purchaser shall be deemed to have elected to terminate this Agreement (as provided in subsection (i) above) if Purchaser fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before ten (10) days after written notice of termination from Seller or ten (10) days after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within ninety (90) days after the originally scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein shall limit Purchaser’s remedies at law or in equity, as to the Surviving Termination Obligations.

13.2 Default by Purchaser. IN THE EVENT THE CLOSING AND THE TRANSACTIONS CONTEMPLATED HEREBY DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, PURCHASER AND SELLER HEREBY AGREE A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), A SUM EQUAL TO THE DEPOSIT. UPON SUCH DEFAULT BY PURCHASER, SELLER SHALL HAVE THE RIGHT TO RECEIVE THE DEPOSIT FROM THE ESCROW AGENT AS ITS SOLE AND EXCLUSIVE REMEDY AND THEREUPON THIS AGREEMENT SHALL BE TERMINATED AND NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT WITH RESPECT TO THE SURVIVING TERMINATION OBLIGATIONS. THE AMOUNT OF THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREBY EXPRESSLY WAIVED BY SELLER. THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF

CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL LIMIT SELLER’S REMEDIES AT LAW OR IN EQUITY AS TO THE SURVIVING TERMINATION OBLIGATIONS. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

/s/ JR	/s/ SS
SELLER’S INITIALS	PURCHASER’S INITIALS

ARTICLE XIV.

Brokers

14.1 Brokers. Purchaser and Seller each represents and warrants to the other that it has not dealt with any person or entity entitled to a brokerage commission, finder’s fee or other compensation with respect to the transaction contemplated hereby other than CBRE (“Broker”) who is representing Purchaser. Seller will be responsible for the commission owed Broker pursuant to a separate written agreement between Seller and Broker. Broker shall be paid only upon the Closing of the purchase and sale contemplated hereby pursuant to a separate agreement. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser’s (or its nominee’s) representations and warranties contained in this ARTICLE XIV. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller’s representations and warranties contained in this ARTICLE XIV. Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the Deposit, that no broker shall have any rights or cause of action hereunder, and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement. The provisions of this ARTICLE XIV shall survive the Closing and/or termination of this Agreement.

ARTICLE XV.

Confidentiality

15.1 Confidentiality.

15.1.1. Purchaser Confidentiality. Purchaser expressly acknowledges and agrees that the transactions contemplated by this Agreement, the Documents that are not otherwise known by or available to the public and the terms, conditions and negotiations concerning the same, whether written or oral, shall be held in the strictest confidence by Purchaser and shall not be disclosed by Purchaser except to its legal counsel, surveyor, title company, broker, accountants, consultants, officers, partners, directors, investors, prospective investors and shareholders, and any prospective lenders, financial partners and their agents, consultants and representatives (the “Purchaser Authorized Representatives”), as required by all applicable Laws (in particular, any and all securities reporting requirements), and except and only to the extent that such disclosure may be necessary for the performance by such Purchaser Authorized Representative of its diligence and related obligations hereunder, but not otherwise. Purchaser agrees that it shall instruct each of the Purchaser Authorized Representatives to maintain the confidentiality of such information and shall, prior to disclosure to any such Purchaser Authorized Representative, upon Seller’s prior written request, provide Seller with the name and contact information for each such Purchaser Authorized Representative (or such Purchaser Authorized Representative’s organization). Purchaser agrees to be responsible for all actual damages, losses, costs, liabilities and expenses incurred by or asserted against Seller due to the breach by Purchaser or any Purchaser Authorized Representative of the confidentiality provisions set forth in this Agreement. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information and materials obtained by Purchaser in connection with the Property that are not otherwise known by or available to the public will not be disclosed by Purchaser to any third persons (other than to the Purchaser Authorized Representatives) without the prior written consent of Seller, which may be withheld in Seller’s sole and absolute discretion. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Purchaser shall promptly return to Seller or destroy, and shall instruct the Purchaser Authorized Representatives to return to Seller or destroy, all copies and originals of all documents and information provided to Purchaser by Seller; provided, however, that Purchaser shall have the right to retain copies of any or all such documents and information to the extent necessary to comply with Purchaser’s document retention policies, audit procedures or applicable law. Nothing contained in this Section 15.1.1 shall preclude or limit Purchaser from disclosing or accessing any information otherwise deemed confidential under this Section 15.1.1 in connection with Purchaser’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein. The provisions of this Section 15.1.1 shall survive any termination of this Agreement but shall not survive the Closing.

15.1.2. Seller Confidentiality. Seller expressly acknowledges and agrees that the transactions contemplated by this Agreement and the terms, conditions and negotiations concerning the same, whether written or oral, shall be held in the strictest confidence by Seller and shall not be disclosed by Seller except to its legal counsel, surveyor, title company, broker, accountants, consultants, officers, partners, directors and shareholders and any lenders, financial partners and their agents, consultants and representatives (the “Seller Authorized Representatives”). Seller agrees that it shall instruct each of the Seller Authorized Representatives to maintain the confidentiality of such information. Seller agrees to be responsible for all actual damages, losses, costs, liabilities and expenses incurred by or asserted against Purchaser due to the breach by Seller or any Seller Authorized Representative of the confidentiality provisions set forth in this Agreement. Nothing contained in this Section 15.1.2 shall preclude or limit Seller from disclosing or accessing any information otherwise deemed confidential under this Section 15.1.2 in connection with Seller’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein. The provisions of this Section 15.1.2 shall survive any termination of this Agreement but shall not survive the Closing.

15.2 Post Closing Publication. Notwithstanding the foregoing but subject to disclosures required by Law as set forth in Section 15.1 above, each party shall have the right to announce the acquisition of the Property in newspapers and real estate trade publications (including “tombstones”) publicizing the purchase, provided that any public announcement of the transaction shall be made using only such information as is customarily found in public announcements of such transactions. The provisions of this Section 0 shall survive Closing and/or any termination of this Agreement.

ARTICLE XVI.

Miscellaneous

16.1 Notices. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile or electronic mail delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof):

To Purchaser:	Banc of California 18500 Von Karman Ave, Suite 1100 Irvine, CA 92612 Attn: John Grosvenor Telephone No.: (949) 236-5251 Fax No.: (949) 777-5350 Email: John.Grosvenor@bancofcal.com

With copies to:	Eisner Jaffe 9601 Wilshire Blvd., Suite 700 Beverly Hills, CA 90210 Attn: Robert D. Jaffe Telephone No.: (310) 855-3200 Fax No.: (310) 855-3201 Email: rjaffe@eisnerlaw.com

To Seller:	c/o TA Realty, LLC 28 State Street, 10th Floor Boston, Massachusetts 02109 Attn: James P. Raisides Telephone: (617) 476-2700 Fax No.: (617) 476-2799 Email: jraisides@tarealty.com

with copies to:	c/o TA Realty, LLC 1301 Dove Street, Suite 860 Newport Beach, California 92660-2440 Attn: Kendrick Leckband Phone No.: (949) 852-2030 Fax No.: (949) 852-2031 E-mail: jpowell@tarealty.com

and

Stutzman, Bromberg, Esserman & Plifka,

A Professional Corporation

2323 Bryan Street, Suite 2200

Dallas, Texas 75201

Attn: Kenneth F. Plifka

Phone: (214) 969-4900

Fax No.: (214) 969-4999

email: plifka@sbep-law.com

To Escrow Agent:	Chicago Title Insurance Company 2828 Routh Street, Suite 800 Dallas, Texas 75201 Attn: Ellen Schwab Telephone No.: (214) 965-1670 Fax No.: (214) 965-1627 Email: schwabe@ctt.com

Any such notice shall be deemed received upon (i) if transmitted by hand or via overnight courier, the date of delivery to the person to receive such notice; (ii) if sent by registered or certified mail, upon the date of receipt as disclosed on the return receipt; or (iii) if given by facsimile or electronic mail, then on the date sent (provided such day is a business day) unless after 5:00 p.m. Pacific Time of the recipient on a business day, in which event it shall be deemed received on the next business day; provided, however, that any notice or other communication sent by telecopy or electronic mail must be confirmed by a letter mailed or delivered in accordance with the foregoing and sent out the same business day as the telecopy or electronic mail. Notice of change of address shall be given by notice in the manner detailed in this Section. Refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

16.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of California, without regard to the conflict of laws principles thereof.

16.3 Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

16.4 Effective Date. This Agreement shall be effective upon delivery of this Agreement fully executed by the Seller and Purchaser, which date shall be deemed the Effective Date hereof. Either party may request that the other party promptly execute a memorandum specifying the Effective Date.

16.5 Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Property is located.

16.6 Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

16.7 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

16.8 Assignment. Purchaser shall not have the right to assign the Agreement without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion; provided, however, Seller’s consent shall not be required in connection with an assignment of this Agreement by Purchaser to an Affiliated Assignee (as defined below), so long as, (i) Purchaser shall provide Seller with the name, signature block, address, federal taxpayer identification number and other information pertaining to the proposed Affiliated Assignee as may be reasonably requested by Seller (including, without limitation, evidence that the Affiliated Assignee satisfies the ownership and control requirements set forth in the definition of same) not later than ten (10) days prior to the Closing Date, (ii) such Affiliated Assignee assumes all of the obligations of Purchaser under this Agreement pursuant to an assignment and assumption agreement in form and substance mutually agreed to by the parties hereof, (iii) no assignment of this Agreement to an Affiliated Assignee shall relieve Purchaser from any of Purchaser’s obligations hereunder, (iv) no such assignment shall have the effect of delaying the Closing in any respect, (v) no such assignment shall obligate Seller to cause any other third party to re-deliver any document, instrument or other agreement previously delivered by such third party pursuant to the terms of this Agreement and (vi) any such assignment will not be effective until the Closing Date (i.e., Purchaser’s ability to assign hereunder shall be limited to an assignment that is effective concurrently with the Closing hereunder). Purchaser shall in no event be released from any of its obligations or liabilities hereunder as a result of any assignment. Additionally, Purchaser shall have the right to assign this Agreement to a Section 1031 exchange intermediary subject to the terms of Section 16.20 hereof without Seller’s consent. Whenever reference is made in this Agreement to Seller or Purchaser, such reference shall include the successors and assigns of such party under this Agreement. As used herein the term “Affiliated Assignee” shall mean an entity which is (i) owned, in whole or in part, directly or indirectly, by Purchaser, or (ii) controlled or managed on a day-to-day basis, either directly or indirectly, by Purchaser.

16.9 Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

16.10 Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transaction contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.

16.11 Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16.12 Survival. Except as otherwise specifically provided for in Sections 4.2, 5.1, 5.2, 5.3, 5.4, 7.3, 7.4, 8.2, 8.3, 12.1, 14, 15.1, 16.15, 16.16, 16.19, 16.20 and 16.21 (collectively, the “Surviving Termination Obligations”), the provisions of this Agreement and the representations and warranties herein shall not survive after the conveyance of title and payment of the Purchase Price but be merged therein.

16.13 Exhibits. Exhibits A through I and Schedules 7.1.7 and 7.1.8, attached hereto are incorporated herein by reference.

16.14 Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

16.15 Limitation of Liability. The obligations of Seller are binding only on Seller’s interest in the Property and shall not be personally binding upon, nor shall any resort be had to, any other assets of Seller nor the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller’s employees or agents. All documents to be executed by Seller shall also contain the foregoing exculpation. The provisions of this Section 16.15 shall survive Closing and/or any termination of this Agreement.

16.16 Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof, (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the non-prevailing party in any final judgment agrees to pay the other party’s reasonable expenses, including reasonable attorneys’ fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 16.16 shall survive Closing and/or any termination of this Agreement.

16.17 Escrow Agreement.

16.17.1 Instructions. Purchaser and Seller each shall promptly deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Agent, and, upon receipt of the Deposit from Purchaser, Escrow Agent shall immediately execute this Agreement where provided below. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

16.17.2 Real Estate Reporting Person. Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

16.17.3 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the “Notifying Party”) to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 16.1 herein (the “Notice Parties”). If the Notice Parties do not object to the Notifying Party’s notice to the Escrow Agent within ten (10) days after the Notice Parties’ receipt of the Notifying Party’s certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Escrow Agent disputing the Notifying Party’s certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent’s failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure to any depository and shall not be otherwise liable except in the event of Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit. The obligations of Seller with respect to the Escrow Agent are intended to be binding only on Seller and Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller’s employees or agents.

16.18 No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

16.19 Waiver of Trial by Jury/Judicial Reference. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IF THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A

JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER. The provisions of this Section 16.19 shall survive the Closing or termination of this Agreement.

16.20 Section 1031 Exchange. Purchaser may, without Seller’s consent, assign this Agreement to a qualified intermediary in order to facilitate a like-kind exchange transaction, which includes the Property, pursuant to Section 1031 of the Internal Revenue Code. Seller further agrees to reasonably cooperate with Purchaser in effecting such transaction, provided that any such exchange transaction, and the related documentation, shall: (i) not require Seller to expend any additional funds or execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties which would expand Seller’s obligations beyond this Agreement, (ii) not delay the Closing or the transaction contemplated by this Agreement, (iii) not release Purchaser or otherwise affect Purchaser’s obligation to perform in accordance with the terms hereof or any liability of the parties to one another under the terms of this Agreement, and (iv) not include Seller’s acquiring title to any property which is not the subject of this Agreement. Further, Purchaser shall indemnify Seller from and against all liability arising out of such cooperation (including reasonable attorneys’ fees) which indemnity shall survive any closing hereunder or termination of this Agreement and it shall be Purchaser’s responsibility to determine whether the exchange property and the transaction qualifies as an exchange of property of “like kind’ within the meaning of the Internal Revenue Code, and Purchaser shall be solely responsible for the tax consequences to Purchaser of the exchange, it being agreed that Seller shall have no obligation or liability to Purchaser in connection therewith. The respective obligations of Seller and Purchaser under this Section 16.20 shall survive the Closing and shall not be merged therein.

16.21 Submission to Jurisdiction. PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN ORANGE COUNTY, STATE OF CALIFORNIA, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. SELLER MAY, IN ITS SOLE DISCRETION, ELECT THE STATE OF CALIFORNIA, ORANGE COUNTY, OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER ORANGE COUNTY, STATE OF CALIFORNIA, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM. THE FOREGOING SHALL NOT, HOWEVER, HAVE THE EFFECT OF PROHIBITING SELLER FROM BRINGING AN ACTION AGAINST

PURCHASER ARISING OUT OF THIS AGREEMENT IN ANY OTHER COURT OR VENUE. THE PROVISIONS OF THIS SECTION 16.21 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

16.22 Exclusivity. During the period of time commencing on the Effective Date and ending on the earlier to occur of (i) the Closing Date or (ii) the date this Agreement is terminated in accordance with the terms of this Agreement, Seller will not (a) actively solicit the submission of any proposal or offer from any person (other than Purchaser or Purchaser’s affiliates) relating to the acquisition of the Property by such person, or (b) actively participate in any negotiations regarding the acquisition of the Property by any person other than Purchaser or Purchaser’s affiliates. For so long as this Agreement remains in effect, Seller will notify Purchaser promptly if any person makes a written offer to acquire the Property and the terms of any such offer.

[SIGNATURES ON NEXT PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

SELLER:

The Realty Associates Fund IX, L.P., a Delaware limited partnership

By:	Realty Associates Fund IX, LLC,
its general partner

	By:	TA Realty LLC,
its manager

		By:	/s/ James P. Raisides
		Name:	James P. Raisides
		Title:	Senior Vice President

By: Realty Associates Fund IX Texas Corporation,
a Texas corporation, general partner

	By:	/s/ James P. Raisides
	Name:	James P. Raisides
	Title:	Senior Vice President

PURCHASER:

BANC OF CALIFORNIA,
National Association

By:/s/ Steven Sugarman
Name: Steven Sugarman
Title: President and Chief Executive Officer

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Initial Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Ellen Schwab
Name:	Ellen Schwab
Title:	Senior Commercial Escrow Officer

Date: October 2, 2015

LIST OF EXHIBITS

EXHIBITS

Exhibit A	-	Legal Description
Exhibit B	-	Due Diligence Documents to be Delivered by Seller
Exhibit C	-	Form of Tenant Estoppel Certificate
Exhibit D	-	Permitted Exceptions
Exhibit E	-	Lease Schedule
Exhibit F	-	Form of Grant Deed
Exhibit G	-	Form of General Assignment
Exhibit H	-	Form of Notice Letter to Tenants
Exhibit I	-	Form of Non-Foreign Entity Certificate
Schedule 7.1.7	-	Rent Roll
Schedule 7.1.8	-	List of Contracts

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SANTA ANA, COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 6 OF TRACT 13802, IN THE CITY OF SANTA ANA, AS PER MAP RECORDED IN BOOK 649, PAGE(S) 44 THROUGH 48, INCLUSIVE OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

PARCEL 2:

EASEMENTS AS SUCH EASEMENTS ARE MORE PARTICULARLY DESCRIBED IN THE SECTIONS ENTITLED “CERTAIN EASEMENTS FOR OWNERS” AND “SUPPORT, SETTLEMENT AND ENCROACHMENT” ON THE ARTICLE ENTITLED “EASEMENTS” OF THE MASTER DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED JULY 31, 1991, AS INSTRUMENT NO. 91-405476, OF OFFICIAL RECORDS.

APN: 411-073-01

EXHIBIT A - PAGE 1 OF 1

EXHIBIT B

DUE DILIGENCE DOCUMENTS

TO BE DELIVERED BY SELLER

Tenant Information

1.	Rent Roll in the form currently maintained by Seller.

2.	All leases and amendments thereto, including subleases.

3.	Seller correspondence with tenants

Operating Information

1.	Copies of all Contracts.

2.	Copies of real estate tax bills (including special assessments) for prior two (2) years.

Other

1.	Seller’s most current title policy, report or commitment.

2.	Seller’s most recent survey.

3.	[RESERVED].

4.	Copies of all final environmental reports concerning the Property.

5.	Copies of warranties and permits

6.	Copies of utility bills for the last 24 months

7.	Copies of construction plans, as-built drawings, etc.

8.	Copies of Seller’s operating expense statements for the prior 2 expense years

EXHIBIT B - PAGE 1 OF 1

EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

                                  (the “Tenant”) hereby certifies to THE REALTY ASSOCIATES FUND IX, L.P., a Delaware limited partnership (the “Owner”) and                             , its successors or assigns (“Purchaser”) as follows:

The undersigned Tenant understands that Purchaser or its assigns intends to purchase certain real property and improvements, which includes the Premises (the “Property”). In connection with the purchase by Purchaser, Purchaser has requested that the Tenant complete this tenant certificate (the “Tenant Certificate”) with the appropriate information as it pertains to the Tenant’s lease and to agree to the requirements set forth herein.

The undersigned Tenant hereby certifies to and agrees with Owner and Purchaser as to the following:

1. Pursuant to that certain Lease dated                 , 20         (the “Lease”), Tenant leases approximately                      square feet of space (the “Premises”). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Owner for the Premises. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement):                             . A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit A.

2. The term of the Lease began on                     ,          and will end on                     , 20        .

3. The Lease does/does not provide for an option to extend the term of the Lease for                      years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

4. Tenant has neither sent nor received any notice of default under the Lease which remains uncured and to the best of Tenant’s knowledge, neither Tenant nor Owner has committed any breach under the Lease, which alone or with the passage of the, giving of notice, or both would constitute a default thereunder, except as follows:                             .

5. Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $                     and estimated monthly pass throughs in the amount of                     .

EXHIBIT C - PAGE 1 OF 2

6. Tenant has not prepaid any rent or other charge under the Lease to Owner other than the following:                     .

7. A cash security deposit in the amount of $                     has been paid to Owner under the Lease, and Tenant has not given Owner any other security or similar deposit.

8. Tenant has accepted possession of and is in full occupancy of the Premises and any improvements required to be made by Owner, if any, have been completed to the full satisfaction of Tenant and any tenant improvement allowances required by the Lease, if any, to be made by Owner have been paid in full satisfaction of Tenant, except for the following:                            .

Dated this                      day of                     , 2015.

[NAME OF TENANT]

By:
Name:
Title:

EXHIBIT C - PAGE 2 OF 2

EXHIBIT D

PERMITTED EXCEPTIONS

1.	Real estate taxes for the year of Closing and subsequent years, a lien not yet due and payable and all general and special assessments.

2.	Rights of tenants pursuant to unrecorded leases.

3.	Local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property

4.	Additional exceptions to be added subject to, and in accordance with, Article VI of the Agreement.

EXHIBIT D - PAGE 1 OF 1

EXHIBIT E

LIST OF LEASES

September 4, 2015 - 3 MacArthur

Aitken, Aitken & Cohn, F/K/A Wylie A. Aitken, Lease Agreement dated June 21, 1991, First Amendment to Lease, dated February 10, 1992, Second Amendment to Lease, dated August 24, 1994, Third Amendment to Lease, dated September 15, 1998, Fourth Amendment to Lease, dated May 21, 1999, Fifth Amendment to Lease, dated December 1, 2000, Sixth Amendment to Lease, dated July 1, 2003, Seventh Amendment to Lease, dated November 12, 2003, Eighth Amendment to Lease, dated June 10, 2008, Ninth Amendment to Lease, dated May 19, 2014

Archstone Communities LLC, a Delaware limited liability company, Lease Agreement dated February 22, 2008, Consent to Sublease between Archstone Communities and Loanleaders of America, Inc., dated July 2, 2009, Consent to Sublease and Sublease between Archstone Communities, LLC and Lendco Group, Inc., dated August 15, 2013

Chavos and Rau, Lease Agreement dated August 11, 2009, Lease Agreement dated January 29, 2015

Dealey Renton & Associates, Lease Agreement dated June 14, 2002, First Amendment to Lease, dated September 21, 2007, Second Amendment to Lease, dated December 31, 2011

GMEP Engineering Consulting, a California corporation, Lease Agreement dated December 5, 2014, First Amendment to Lease, dated January 1, 2015

Jeffry Yelland, Lease Agreement dated May 30, 1997, First Amendment to Lease, dated Oct 30, 2000, Second Amendment to Lease, dated June 30, 2003, Third Amendment to Lease, dated October 12, 2006, Fourth Amendment to Lease, dated November 1, 2007, Fifth Amendment to Lease, dated April 30, 2009, Sixth Amendment to Lease, dated April 30, 2012, Lease Agreement dated June 30, 2015

Laguna Pacific Energy Construction Services, LLC, a California limited liability company, and Eco Sun Integrated Construction LP, a California limited liability company, Lease Agreement dated June 10, 2013

Wm. Curtis Barnes, Lease Agreement dated June 6, 1997, First Amendment to Lease, dated July 27, 2000, Second Amendment to Lease, dated December 3, 2001, Third Amendment to Lease, dated July 8, 2003, Fourth Amendment to Lease, dated May 18, 2006, Fifth Amendment to Lease, dated June 2, 2009, Sixth Amendment to Lease, dated July 18, 2014, Seventh Amendment to Lease, dated August 13, 2015

EXHIBIT E - PAGE 1 OF 2

Lehman Millet West, LLC, a Delaware limited liability company, Lease Agreement dated April 11, 2011

MVE Institutional, Inc., Lease Agreement dated June 29, 2012

Pacific Union Financial LLC, a California limited liability company dba Clearvision Funding, Lease Agreement dated June 18, 2012, First Amendment to Lease, dated June 20, 2013

Planning Center, a California corporation, Lease Agreement dated May 9, 2011

Promark Financial Insurance Marketing, Inc., a California corporation, Lease Agreement dated November 11, 2003, First Amendment to Lease, dated October 15, 2004, Second Amendment to Lease, dated October 31, 2011, First Amendment to Lease: 100% stock to new owner Mike Maddy, dated November 26, 2012

Socrates Vazquez dba Vazquez Prado Insurance Services, Lease Agreement dated September 29, 2014

Tekcetera, Inc., a California corporation, Lease Agreement dated May 27, 2011

Unit Industries, Inc., a Nevada corporation, Lease Agreement dated October 23, 2012

Weneta Kosmala, Lease Agreement dated February 8, 2001, First Amendment to Lease, dated June 30, 2003, Second Amendment to Lease, dated June 16, 2006, Third Amendment to Lease, dated November 5, 2008, Fourth Amendment to Lease, dated August 1, 2011, Fifth Amendment to Lease, dated April 27, 2015

EXHIBIT E - PAGE 2 OF 2

EXHIBIT F

FORM OF GRANT DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

GRANT DEED

THE UNDERSIGNED GRANTOR DECLARES:

Documentary transfer tax is $

(X)	computed on full value of property conveyed, or

( )	computed on full value, less value of liens and encumbrances remaining at time of sale.

Signature of Declarant

Parcel No.:

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

THE REALTY ASSOCIATES FUND IX, L.P., a Delaware limited partnership (“Grantor”), grants, bargains, sells and conveys to                          (“Grantee”), that certain real property located in the City of                     , County of                    , State of California, and more particularly described as follows (the “Property”):

See attached Exhibit A, incorporated by reference to this document.

This Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to (i) non-delinquent real estate taxes and general and special assessments, and (ii) all other matters of record affecting the Property.

[Signature on following page]

IN WITNESS WHEREOF, this Deed has been executed by Grantor to be effective as of the              day of                     , 2015.

EXHIBIT F - PAGE 1 OF 3

GRANTOR:

The Realty Associates Fund IX, L.P., a Delaware limited partnership

By:	Realty Associates Fund IX LLC,
a Massachusetts limited liability company,
general partner

	By:	TA Realty LLC,
its manager

By:
Name:
Title:

By:	Realty Associates Fund IX Texas Corporation, a Texas corporation, general partner

By:
Name:
Title:

EXHIBIT F - PAGE 2 OF 3

THE STATE OF                      §

COUNTY OF                      §

On                     , 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared                         , a                          of TA Realty LLC, in its capacity as the manager of Realty Associates Fund IX LLC, in its capacity as general partner of THE REALTY ASSOCIATES FUND IX, L.P., a Delaware limited partnership, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL)

Notary Public in and for the said State

THE STATE OF                          §

COUNTY OF                      §

On                     , 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared                     , a                      of Realty Associates Fund IX Texas Corporation, in its capacity as general partner of THE REALTY ASSOCIATES FUND IX, L.P., a Delaware limited partnership, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL)
Notary Public in and for the said State

EXHIBIT F - PAGE 3 OF 3

Exhibit G

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (the “Bill of Sale”) is made as of the              day of                     , 2015 by: (i) The Realty Associates Fund IX, L.P., a Delaware limited partnership (“Seller”), and (ii)                                          , a                                         (“Purchaser”).

KNOW ALL MEN BY THESE PRESENTS:

Concurrently with the execution and delivery hereof, pursuant to a certain Agreement of Purchase and Sale dated                     , 2015 (the “Agreement”) between Seller and Purchaser, Seller is conveying to Purchaser all of Seller’s right, title and interest in and to the real property described on Exhibit A attached hereto and made a part hereof (the “Land”) and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the “Improvements”) located in                     , California. The Land and the Improvements are hereinafter sometimes collectively referred to as the “Property.”

It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of Seller’s right, title and interest in and to the Assigned Property (as hereinafter defined).

1. Bill of Sale and Assignment.

Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, subject to the limitations contained in Section 8.2 of the Agreement, all right, title and interest of Seller in and to:

a. All personal property (including equipment), if any, owned by Seller and located on the Property as of the date hereof, all inventory located on the Property on the date hereof, and all fixtures (if any) owned by Seller and located on the Property as of the date hereof (the “Personal Property”); and

b. All non-exclusive trademarks and trade names, if any, used in connection with the Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the “Trade Names”);

c. Seller’s interest, if any, in and to any service, equipment, supply and maintenance contracts (the “Contracts”), guarantees, licenses, approvals, certificates, permits and warranties relating to the Property, to the extent assignable (collectively, the “Intangible Property”);

d. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto (the “Leases”)

EXHIBIT G - PAGE 1 OF 4

demising space in or otherwise similarly affecting or relating to the Property and all prepaid rent attributable to the period after the date hereof, and unapplied security deposits thereunder (collectively, the “Leasehold Property”); subject, however to the rights of Seller set forth in the Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof; and

TO HAVE AND TO HOLD the Personal Property, the Trade Names, the Intangible Property, the Leases and the Leasehold Property (collectively, the “Assigned Property”) unto Purchaser, its successors and assigns, forever.

2. Assumption.

Purchaser accepts the foregoing assignment and assumes and agrees to be bound by and to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed under the Assigned Property arising on or after the date hereof; provided, however, that to the extent that any Contract does not constitute an Approved Existing Contract, an Approved Service Contract Amendment or an Approved New Service Contract, Purchaser shall only assume any such Contract through the effective date of the termination of such Contract pursuant to its express terms.

3. Indemnification.

Seller shall indemnify, protect, defend and hold harmless Purchaser from and against any and all claims incurred by Purchaser with respect to Seller’s breach of any of Seller’s obligations under the Leases or Contracts prior to the date hereof, but not otherwise. Purchaser shall indemnify, protect, defend and hold harmless Seller from and against any and all claims incurred by Seller with respect to Purchaser’s breach of any of Purchaser’s obligations under the Leases or Contracts from and after the date hereof, but not otherwise.

4. Limitation of Liability.

The obligations of Seller are intended to be binding only on Seller and Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller’s employees or agents.

5. Exclusions from Personal Property.

It is hereby acknowledged by the parties that the Assigned Property shall not include claims relating to any real property tax refunds or rebates for periods accruing prior to the date hereof, existing insurance claims and any existing claims against tenants of the Property, which claims are hereby reserved by Seller.

6. Counterpart Copies.

EXHIBIT G - PAGE 2 OF 4

This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.

SELLER:

The Realty Associates Fund IX, L.P.,a Delaware limited partnership

By:	Realty Associates Fund IX LLC,
a Massachusetts limited liability company,
general partner

	By:	TA Realty LLC,
its manager

By:
Name:
Title:

By:	Realty Associates Fund IX Texas Corporation,
a Texas corporation, general partner

By:
Name:
Title:

EXHIBIT G - PAGE 3 OF 4

PURCHASER:

a

By:
Name:
Title:

EXHIBIT G - PAGE 4 OF 4

EXHIBIT H

NOTICE LETTER TO TENANTS

                    , 2015

CERTIFIED MAIL,

RETURN RECEIPT REQUESTED

Dear Tenant:

We are pleased to advise you that the building in which your premises are located at                     , has been sold by the realty associates Fund IX, L.P. to                      (the “Purchaser”) effective as of the date set forth above. Your lease agreement has been assigned to and accepted by Purchaser and Purchaser has agreed to assume all responsibility for security deposits currently held under your lease, such deposit being in the amount of $            .

All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable and mailed to                      c/o             .

The Purchaser looks forward to working with you in the operation of this Property.

EXHIBIT H - PAGE 1 OF 3

Very truly yours,

SELLER:

The Realty Associates Fund IX, L.P.,a Delaware limited partnership

By:	Realty Associates Fund IX LLC, a Massachusetts limited liability company, general partner

By:	TA Realty LLC, its manager

By:

Name:

Title:

By:	Realty Associates Fund IX Texas Corporation, a Texas corporation, general partner

By:

Name:

Title:

EXHIBIT H - PAGE 2 OF 3

PURCHASER:

a

By:
Name:
Title:

EXHIBIT H - PAGE 3 OF 3

Exhibit I

NON-FOREIGN ENTITY CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by The Realty Associates Fund IX, L.P., a Delaware limited partnership (“Transferor”), the undersigned hereby certifies on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor’s U.S. employer identification number is ; and

3.	Transferor’s office address is:

c/o TA Realty, LLC

28 State Street, 10th Floor

Boston, Massachusetts 02109.

4.	The Transferor is not a “disregarded entity” (as that term is defined in the Code and the Income Tax Regulations promulgated thereunder).

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.

EXHIBIT I – PAGE 1 OF 2

Dated:                    , 2015

TRANSFEROR:

The Realty Associates Fund IX, L.P., a Delaware limited partnership

By:	Realty Associates Fund IX LLC,
a Massachusetts limited liability company,
general partner

By:	TA Realty LLC, its manager

By:

Name:

Title:

By:	Realty Associates Fund IX Texas Corporation, a Texas corporation, general partner

By:

Name:

Title:

EXHIBIT I – PAGE 2 OF 2